CUSIP No. 486589-10-4


                        AGREEMENT CONCERNING JOINT FILING
                                 OF SCHEDULE 13D

                  The undersigned agree as follows:

                  (i) each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

                  (ii) each of them is responsible for the timely filing of such
Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

Dated: November 9, 1998


                                   /s/ Ned L. Sherwood
                                   --------------------------------------------
                                   Ned L. Sherwood


                                   NED L. SHERWOOD REVOCABLE TRUST


                                   By: /s/ Ned L. Sherwood
                                      -----------------------------------------
                                   Name: Ned L. Sherwood
                                   Title: Trustee


                                   ZS KAYE L.P.

                                   By: ZS Kaye, Inc., its General Partner


                                            By: /s/ Ned L. Sherwood
                                               --------------------------
                                              Name: Ned L. Sherwood
                                              Title: President


                                   ZS KAYE, INC.


                                   By: /s/ Ned L. Sherwood
                                      -----------------------------------------
                                   Name: Ned L. Sherwood
                                   Title: President